Subsidiaries of the Registrant
                         ------------------------------

                              Star Resources Corp.
                        (a British Columbia corporation)

                     Owns 100% of the following corporation:

                                 Star U.S. Inc.
                            (a Delaware corporation)


                         Star U.S. Inc. Owns 100% of the
                          following three corporations:

                Diamond Operations, Inc. (a Delaware corporation)
               Diamond Exploration, Inc. (an Arkansas corporation)
              Continental Diamonds, Inc. (an Arkansas corporation)




                                   EXHIBIT 22

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